Exhibit 10.18

CONVERSION AGREEMENT

This Conversion Agreement (the “Agreement”) executed and effective on March __, 2020 and effective as of the date set forth below, by and between Torchlight Energy Resources, Inc., a Nevada corporation (the “Company”), Hudspeth Oil Corporation, a Texas corporation and wholly-owned subsidiary of the Company (“Hudspeth”), and _____________________________ (“Holder”). The Company, Hudspeth and Holder will each be referred to herein as a “Party” and collectively referred to herein as “Parties.”

WHEREAS, the Company issued the Holder a 16% Series C Unsecured Convertible Promissory Note on October 17, 2018 (the “Note”);

WHEREAS, the Holder desires to convert its entire principal amount and all accrued and unpaid interest thereon under the Note into a Working Interest (as defined in the Note), according to the conditions of the Note;

WHEREAS, to induce Holder to elect such conversion, the Company has agreed to provide additional consideration to Holder, as provided in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, including the recitals set forth hereinabove, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the signatory parties hereto agree to enter this Agreement, on the following terms:

1.       Conversion. The Holder hereby elects to convert the entire principal amount and all accrued and unpaid interest thereon under the Note into a Working Interest (as defined in the Note), according to the conditions of the Note, whereby all principal and interest will convert into the Working Interest (the “Conversion”). The Holder surrenders and has attached to this Agreement the original version of the Note for conversion and cancellation, along with an executed Notice of Conversion (Annex A to the Note).

2.       Working Interest Assignment and Limited Carry. Upon the Conversion, Hudspeth will assign to Holder a proportionate share of working interest as reflected in the form assignment attached to this Agreement as Exhibit A and incorporated herein by reference (“Assignment”). The Assignment is subject to the consent of the lessor of the underlying leases and will not be effective unless and until that consent is received. For the remainder of the 2020 calendar year, Hudspeth shall pay all costs and expenses attributable to the assigned Working interest, except where prohibited by law or regulation. Beginning January 1, 2021, Holder’s Working interest will be treated as a cost bearing interest consistent with the underlying operating agreements and lease obligations.

Conversion Agreement

3.       Top-Off Obligation. If (a) the Company sells its entire interest in Hudspeth or Hudspeth sells its entire working interest in the Orogrande Project (as defined in the Note), (b) as part of such sale, either the Company or Hudspeth exercises its drag-along rights or the Holder exercises its tag-along rights under the Participation Agreement (as defined in the Assignment) and the Holder’s entire Working Interest is sold, and (c) the gross proceeds received by the Company/Hudspeth and the Holder in such transaction (a “Liquidation Transaction”) are equal to less than $3,000,000; then the Company shall pay the Holder an amount equal to $3,000,000, (i) less gross proceeds the Holder received in the Liquidation Transaction, (ii) less the amount of the carry the Holder received under section 2 of this Agreement prior to the Liquidation Transaction, and (iii) less any gross proceeds the Holder received in any farmouts occurring prior to the Liquidation Transaction. Neither the Company nor Hudspeth will have any obligations under this section in a transaction where the Holder sells the Working Interest or any portion thereof in a transaction that is not a Liquidation Transaction. Further, if the Holder transfers the Working Interest or any portion thereof in any transaction, the transferee thereof will have no rights under this section with respect to the interest it received and all rights hereunder will be deemed terminated with respect to that interest.

4.       Warrant to Purchase Common Stock. The Company will issue the Holder a warrant to purchase 250,000 restricted shares of common stock of the Company, which warrant will have a term of five years and an exercise price of $0.70 per share.

5.       Representations and Warranties of Parties. Each of the Parties hereto represents and warrants that (i) such Party has the full right, power and authority to enter into this Agreement; and (ii) when fully executed by all Parties, this Agreement will constitute the binding obligation of such Party, fully enforceable against such Party in accordance with the terms of the Agreement.

6.       Representations and Warranties of Holder. The Holder represents and warrants that (i) the Holder owns the Note free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions, and (ii) the Holder is an “accredited investor” as that term is defined pursuant to Section 501 of Regulation D under the Act.

7.       Notices. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given the first business day following the date of actual receipt if hand delivered, or one day after sent by nationally recognized overnight courier, or on the second business day after mailing if mailed by registered or certified mail, postage prepaid, addressed to the party being notified as set forth below. Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made. Notices to the parties hereto shall be made at the addresses set forth below:

(a)	If to the Company or Hudspeth, to:

Torchlight Energy Resources, Inc.
Attn: John Brda, President
5700 Plano Parkway, Ste. 3600
Plano, Texas 75093

(b)	If to Holder, to:

Conversion Agreement

8.       Binding Effect. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective representatives, successors, affiliates, assigns and heirs.

9.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Collin County, Texas.

10.       Severability. Wherever possible, each provision of this Agreement, shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalidated under applicable law, such provision shall be ineffective to the extent of such provision only and the remaining provisions of this Agreement shall remain fully effective.

11.       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall be deemed one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.       Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by all of the parties hereto. Each of the Parties expressly acknowledges that no promises, inducements or agreements not herein expressed have been made to them and that the terms of this Agreement are contractual and not merely a recital.

13.       Further Assurances. Each Party covenants that at any time, and from time to time, it will execute such additional instruments and take such actions as may be reasonably requested by the any other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Conversion Agreement

14.       Expenses. All expenses incurred by the Parties hereto in connection with or related to the authorization, preparation and execution of this Agreement or the transactions contemplated hereby, shall be borne solely and entirely by the party which has incurred the same. Each of the Parties expressly understands and agrees that in the event it shall become necessary for any party hereto to seek enforcement hereof, or in the event of any dispute arising hereunder, the costs and expenses of the prevailing party, including attorney’s fees, shall be paid by the non-prevailing party.

15.       Voluntary Nature of Agreement. Each of the Parties expressly acknowledges that each of them has had the opportunity to discuss this Agreement with their respective legal counsel; that each of them has read this Agreement; that each of them understands the terms of this Agreement, the significance and effect of this Agreement, and the release of the matters referenced herein and enters into same voluntarily and with full knowledge of the effect thereof, and believes the release of the matters upon the terms and conditions set forth in this Agreement to be in each party’s respective best interest.

IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth above.

TORCHLIGHT ENERGY RESOURCES, INC.

By:
John Brda, President

Hudspeth Oil Corporation

By:
John Brda, President

HOLDER:

Conversion Agreement